EXHIBIT 99.1

NERDWALLET REPORTS THIRD QUARTER 2024 RESULTS
Revenue of $191.3 million, Up 25% Year-Over-Year

FINANCIAL HIGHLIGHTS
•Revenue of $191.3 million
•GAAP income from operations of $6.6 million
•GAAP net income of $0.1 million or $0.00 income per diluted share
•Non-GAAP operating income of $22.9 million
•Adjusted EBITDA of $37.3 million
SAN FRANCISCO, CA—October 29, 2024—NerdWallet, Inc. (Nasdaq: NRDS), which provides trustworthy financial guidance to consumers and small and mid-sized businesses (SMBs), today reported financial results for its third quarter ended September 30, 2024.
“In Q3, we exceeded our expectations for revenue and non-GAAP operating income as we paired continued strength in insurance and SMB with increased operational efficiency,” said Tim Chen, Co-Founder and Chief Executive Officer of NerdWallet. “At the same time, we continued to invest in our strategy of becoming a Trusted Financial Ecosystem with our acquisition of Next Door Lending, a mortgage brokerage. We believe this acquisition will allow us to offer shoppers more hands-on guidance and creates another opportunity for us to build deep and direct relationships with our consumers.”
Additionally, the Company announced today the resignation of Lauren StClair, Chief Financial Officer, effective March 7, 2025, to pursue other opportunities. StClair will stay on through March 7, 2025 to ensure an orderly transition.
“I am grateful to Lauren for her partnership over the past four years as we made the transition to a public company,” said Chen. “I know her impact will be felt long past her last day through the great team she has built, and I wish her the best in her future endeavors.”
“It’s been a privilege to be part of the NerdWallet story, and I am grateful to have contributed to milestones like our initial public offering,” said StClair. “I am proud of what we have accomplished and am looking forward to a strong finish to my tenure.”
The Company will open a search for a new Chief Financial Officer immediately and will provide updates as appropriate.

THIRD QUARTER 2024 HIGHLIGHTS
As previously announced, effective with the fourth quarter of 2023, we present SMB products (previously included in Other verticals) as a separate revenue product category. Additionally, our historical Other verticals product category, exclusive of SMB products, is renamed Emerging verticals. Comparative amounts have been reclassified to conform to the presentation for the three months ended September 30, 2024.
•Credit cards revenue of $45.3 million decreased 16% year-over-year, primarily due to pressures in organic search traffic, combined with a cautious underwriting environment.
•Loans revenue of $23.8 million was down 28% year-over-year, primarily due to a decrease in personal loans as we continue to work through a high interest rate environment.
•SMB products revenue of $27.8 million was up 12% year-over-year, primarily driven by revenue growth in business credit cards and loan renewals.
•Emerging verticals, previously named Other verticals, revenue of $94.4 million was up 129% year-over-year, as strong growth in insurance products was partially offset by a decrease in banking products.
•We had 22 million average Monthly Unique Users (MUUs), which was down 7% year-over-year. We saw broad pressure from organic traffic declines partially offset by strong engagement in areas such as investing and insurance.

SUMMARY FINANCIAL RESULTS

	Quarter Ended		% Change	Quarter Ended	% Change
	Sep 30,	Sep 30,		Jun 30,
(in millions, except per share amounts)	2024	2023	YoY	2024	QoQ
Revenue	$191.3	$152.8	25%	$150.6	27%
Credit cards(1)	45.3	54.0	(16%)	46.1	(2%)
Loans(2)	23.8	32.9	(28%)	21.7	10%
SMB products(3)	27.8	24.7	12%	26.1	6%
Emerging verticals(4)	94.4	41.2	129%	56.7	66%

Income (loss) from operations	$6.6	$4.0	64%	$(9.6)	NM
Net income (loss)	$0.1	$(0.5)	NM	$(9.4)	NM

Net income (loss) per share
Basic	$0.00	$(0.01)	NM	$(0.12)	NM
Diluted	$0.00	$(0.01)	NM	$(0.12)	NM

Non-GAAP financial measures(5)
Non-GAAP operating income (loss)	$22.9	$9.5	138%	$(2.7)	NM
Adjusted EBITDA	$37.3	$26.7	39%	$14.3	160%

Cash and cash equivalents	$71.7	$86.6	(17%)	$113.8	(37%)
Average Monthly Unique Users(6)	22	24	(7%)	23	(6%)
______________
(1)    Credit cards revenue consists of revenue from consumer credit cards.
(2)    Loans revenue includes revenue from personal loans, mortgages, student loans and auto loans.
(3)    SMB products revenue includes revenue from loans, credit cards and other financial products and services intended for small and mid-sized businesses.
(4)    Emerging verticals revenue includes revenue from other product sources, including banking, insurance, investing and international.
(5)    Non-GAAP operating income (loss) and adjusted EBITDA are non-GAAP measures. See “Non-GAAP Financial Measures” for more information.
(6)    We define a Monthly Unique User as a unique user with at least one session in a given month as determined by unique device identifiers.
QUARTERLY CONFERENCE CALL
A conference call to discuss NerdWallet’s third quarter 2024 financial results will be webcast live today, October 29, 2024 at 1:30 PM Pacific Time (PT). The live webcast is open to the public and will be available on NerdWallet’s investor relations website at https://investors.nerdwallet.com. Following completion of the call, a recorded replay of the webcast will be available on NerdWallet’s investor relations website.
SHAREHOLDER LETTER
A shareholder letter providing additional information and analysis can be found at NerdWallet’s investor relations website at https://investors.nerdwallet.com.

SHARE REPURCHASE PLAN
Following our utilization of the share repurchase authorization announced on September 9, 2024, we announced on October 29, 2024 that our Board of Directors approved a new share repurchase authorization under which we may repurchase up to $25 million of our Class A common stock (the October 2024 Repurchase Plan). Under the October 2024 Repurchase Plan, shares of Class A common stock may be repurchased from time to time in the open market, through privately negotiated transactions or otherwise, in accordance with applicable securities laws and other restrictions. The October 2024 Repurchase Plan does not have a fixed expiration date and does not obligate us to acquire any specific dollar amount or number of shares. The amount and timing of repurchases under the October 2024 Repurchase Plan will be determined at management’s discretion and depend on a variety of factors, including business, economic and market conditions, regulatory requirements, prevailing stock prices and other considerations.
ABOUT NERDWALLET
NerdWallet (Nasdaq: NRDS) is on a mission to provide clarity for all of life’s financial decisions. As a personal finance website and app, NerdWallet provides consumers with trustworthy and knowledgeable financial information so they can make smart money moves. From finding the best credit card to buying a house, NerdWallet is there to help consumers make financial decisions with confidence. Consumers have free access to our expert content and comparison shopping marketplaces, plus a data-driven app, which helps them stay on top of their finances and save time and money, giving them the freedom to do more. NerdWallet is available for consumers in the U.S., United Kingdom, Canada and Australia.
“NerdWallet” is a trademark of NerdWallet, Inc. All rights reserved. Other names and trademarks used herein may be trademarks of their respective owners.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
(in millions, except per share amounts)	2024	2023		2024	2023
Revenue	$191.3	$152.8	25%	$503.8	$465.7	8%
Costs and Expenses:
Cost of revenue	17.7	13.3	33%	46.8	40.2	17%
Research and development	23.0	20.7	11%	66.4	60.2	10%
Sales and marketing	128.1	100.6	27%	342.1	321.1	7%
General and administrative	15.9	14.2	13%	47.8	45.2	6%
Total costs and expenses	184.7	148.8	24%	503.1	466.7	8%
Income (Loss) From Operations	6.6	4.0	64%	0.7	(1.0)	NM
Other income, net:
Interest income	1.3	0.9	50%	4.2	2.7	58%
Interest expense	(0.1)	(0.2)	(34%)	(0.5)	(0.6)	(10%)
Other losses, net	—	—	NM	(0.1)	(0.1)	(19%)
Total other income, net	1.2	0.7	86%	3.6	2.0	83%
Income before income taxes	7.8	4.7	67%	4.3	1.0	344%
Income tax provision	7.7	5.2	49%	12.5	10.5	20%
Net Income (Loss)	$0.1	$(0.5)	NM	$(8.2)	$(9.5)	(14%)

Net Income (Loss) Per Share Attributable to Common Stockholders
Basic	$0.00	$(0.01)	NM	$(0.11)	$(0.12)	(8%)
Diluted	$0.00	$(0.01)	NM	$(0.11)	$(0.12)	(8%)

Weighted-average Shares Used in Computing Net Income (Loss) Per Share Attributable to Common Stockholders
Basic	77.4	77.5		77.5	76.7
Diluted	79.3	77.5		77.5	76.7

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited

(in millions)	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$71.7	$100.4
Accounts receivable—net	102.8	75.5
Prepaid expenses and other current assets	19.2	22.5
Total current assets	193.7	198.4
Property, equipment and software—net	45.3	52.6
Goodwill	111.8	111.5
Intangible assets—net	36.7	46.9
Right-of-use assets	5.4	7.2
Other assets	9.5	2.0
Total Assets	$402.4	$418.6
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12.4	$1.7
Accrued expenses and other current liabilities	54.1	35.6
Total current liabilities	66.5	37.3
Other liabilities—noncurrent	13.5	14.4
Total liabilities	80.0	51.7
Commitments and contingencies
Stockholders’ equity	322.4	366.9
Total Liabilities and Stockholders’ Equity	$402.4	$418.6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited

	Nine Months Ended September 30,
(in millions)	2024	2023
Operating Activities:
Net loss	$(8.2)	$(9.5)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	37.0	36.0
Stock-based compensation	29.2	29.3
Deferred taxes	(0.2)	(0.4)
Non-cash lease costs	1.7	2.1
Other, net	0.3	1.2
Changes in operating assets and liabilities:
Accounts receivable	(27.3)	1.6
Prepaid expenses and other assets	3.5	(6.2)
Accounts payable	10.3	7.6
Accrued expenses and other current liabilities	16.8	(5.9)
Payment of contingent consideration	—	(14.0)
Operating lease liabilities	(2.5)	(2.3)
Other liabilities	1.3	3.0
Net cash provided by operating activities	61.9	42.5
Investing Activities:
Purchase of investment	(8.1)	—
Capitalized software development costs	(15.9)	(19.6)
Purchase of property and equipment	(0.4)	(0.5)
Net cash used in investing activities	(24.4)	(20.1)
Financing Activities:
Payment of contingent consideration	—	(16.9)
Proceeds from line of credit	—	7.5
Payments on line of credit	—	(7.5)
Payment of debt issuance costs	—	(1.1)
Proceeds from exercise of stock options	5.2	9.1
Issuance of Class A common stock under Employee Stock Purchase Plan	—	1.9
Repurchase of Class A common stock	(69.8)	(12.1)
Tax payments related to net-share settlements on restricted stock units	(1.7)	(0.7)
Net cash used in financing activities	(66.3)	(19.8)
Effect of exchange rate changes on cash and cash equivalents	0.1	0.1
Net increase (decrease) in cash and cash equivalents	(28.7)	2.7
Cash and Cash Equivalents:
Beginning of period	100.4	83.9
End of period	$71.7	$86.6

NON-GAAP FINANCIAL MEASURES
We use non-GAAP operating income (loss) and adjusted EBITDA in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our Board of Directors concerning our financial performance.
Non-GAAP operating income (loss): We define non-GAAP operating income (loss) as income (loss) from operations adjusted to exclude depreciation and amortization, and further exclude (1) impairment of right-of-use asset, (2) losses (gains) on disposals of assets, (3) change in fair value of contingent consideration related to earnouts, (4) deferred compensation related to earnouts, (5) acquisition-related costs, and (6) restructuring charges. We also reduce income from operations, or increase loss from operations, for capitalized internally developed software costs.
Adjusted EBITDA: We define adjusted EBITDA as net income (loss) from continuing operations adjusted to exclude depreciation and amortization, interest income (expense), net, provision (benefit) for income taxes, and further exclude (1) impairment of right-of-use asset, (2) losses (gains) on disposals of assets, (3) change in fair value of contingent consideration related to earnouts, (4) deferred compensation related to earnouts, (5) stock-based compensation, (6) acquisition-related costs, and (7) restructuring charges.
The above items are excluded from our non-GAAP operating income (loss) and adjusted EBITDA measures because these items are non-cash in nature, or because the amounts are not driven by core operating results and renders comparisons with prior periods less meaningful. We deduct capitalized internally developed software costs in our non-GAAP operating income (loss) measure to reflect the cash impact of personnel costs incurred within the time period.
We believe that non-GAAP operating income (loss) and adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results and in comparing operating results across periods. Moreover, non-GAAP operating income (loss) and adjusted EBITDA are key measurements used by our management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. However, the use of these non-GAAP measures have certain limitations because they do not reflect all items of income and expense that affect our operations. Non-GAAP operating income (loss) and adjusted EBITDA have limitations as financial measures, should be considered as supplemental in nature, and are not meant as substitutes for the related financial information prepared in accordance with GAAP. These limitations include the following:
•Non-GAAP operating income (loss) and adjusted EBITDA exclude certain recurring, non-cash charges, such as amortization of software, depreciation of property and equipment, amortization of intangible assets, impairment of right-of-use asset, and (losses) gains on disposals of assets. Although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and non-GAAP operating income (loss) and adjusted EBITDA do not reflect all cash requirements for such replacements or for new capital expenditure requirements;
•Non-GAAP operating income (loss) and adjusted EBITDA exclude acquisition-related costs, including acquisition-related retention compensation under compensatory retention agreements with certain key employees, acquisition-related transaction expenses, contingent consideration fair value adjustments related to earnouts, and deferred compensation related to earnouts;
•Non-GAAP operating income (loss) and adjusted EBITDA exclude restructuring charges primarily consisting of severance payments, employee benefits, and related expenses for impacted employees associated with our Restructuring Plan;
•Adjusted EBITDA excludes stock-based compensation, including for acquisition-related inducement awards, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy; and
•Adjusted EBITDA does not reflect interest income (expense) and other gains (losses), net, which include unrealized and realized gains and losses on foreign currency exchange, as well as certain nonrecurring gains (losses).

In addition, non-GAAP operating income (loss) and adjusted EBITDA as we define them may not be comparable to similarly titled measures used by other companies. Because of these limitations, you should consider non-GAAP operating income (loss) and adjusted EBITDA alongside other financial performance measures, including income (loss) from operations, net income (loss) and our other GAAP results.
We compensate for these limitations by reconciling non-GAAP operating income (loss) to income (loss) from operations, and adjusted EBITDA to net income (loss), the most comparable GAAP financial measures, as follows:

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
(in millions)	2024	2023		2024	2023
Income (loss) from operations	$6.6	$4.0	64%	$0.7	$(1.0)	NM
Depreciation and amortization	12.9	12.1	7%	37.0	36.0	3%
Acquisition-related retention	0.8	1.2	(33%)	3.3	4.0	(18%)
Acquisition-related expenses	0.5	—	NM	0.6	—	NM
Restructuring	7.8	—	NM	7.8	—	NM
Capitalized internally developed software costs	(5.7)	(7.8)	(27%)	(18.6)	(25.2)	(26%)
Non-GAAP operating income	$22.9	$9.5	138%	$30.8	$13.8	120%

Operating income (loss) margin	3%	3%		0%	(0%)
Non-GAAP operating income margin[1]	12%	6%		6%	3%

Net income (loss)	$0.1	$(0.5)	NM	$(8.2)	$(9.5)	(14%)
Depreciation and amortization	12.9	12.1	7%	37.0	36.0	3%
Stock-based compensation	8.7	9.4	(7%)	27.7	29.3	(5%)
Acquisition-related retention	0.8	1.2	(33%)	3.3	4.0	(18%)
Acquisition-related expenses	0.5	—	NM	0.6	—	NM
Restructuring	7.8	—	NM	7.8	—	NM
Interest income, net	(1.2)	(0.7)	81%	(3.7)	(2.1)	77%
Other losses, net	—	—	NM	0.1	0.1	(19%)
Income tax provision	7.7	5.2	36%	12.5	10.5	13%
Adjusted EBITDA	$37.3	$26.7	39%	$77.1	$68.3	13%
Stock-based compensation	(8.7)	(9.4)	(7%)	(27.7)	(29.3)	(5%)
Capitalized internally developed software costs	(5.7)	(7.8)	(27%)	(18.6)	(25.2)	(26%)
Non-GAAP operating income	$22.9	$9.5	138%	$30.8	$13.8	120%

Net income (loss) margin	0%	(0%)		(2%)	(2%)
Adjusted EBITDA margin[2]	19%	18%		15%	15%
______________
(1)    Represents non-GAAP operating income (loss) as a percentage of revenue.
(2)    Represents adjusted EBITDA as a percentage of revenue.

FINANCIAL OUTLOOK
We are providing guidance for the fourth quarter of 2024:
•Revenue is expected in the range of $164-$172 million, up 26% year-over-year at the midpoint
•GAAP operating income (loss) is expected in the range of $(1)-$3 million
•Non-GAAP operating income is expected in the range of $8-$11 million
•Adjusted EBITDA is expected in the range of $21.5-$24.5 million
We expect a 2024 annual GAAP operating income margin in the range of 0%-0.5% and non-GAAP operating income margin in the range of 5.8%-6.2%. We also expect a 2024 annual adjusted EBITDA margin in the range of 14.75%-15%.
NerdWallet has not provided a quantitative reconciliation of forecasted GAAP net income (loss) to forecasted adjusted EBITDA within this communication because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, income taxes which are directly impacted by unpredictable fluctuations in the market price of the Company’s capital stock. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, many of which are outside of NerdWallet’s control.
A reconciliation of forecasted GAAP operating income margin to forecasted non-GAAP operating income margin for forecasted full year 2024, and forecasted GAAP operating income (loss) to forecasted non-GAAP operating income for forecasted fourth quarter 2024 is as follows:

	Forecasted Full Year 2024	Forecasted Fourth Quarter 2024
(in millions)	Operating Income Margin[1]	Operating Income (Loss)
GAAP	0 - 0.5%	$(1)-$3
Estimated adjustments for:
Depreciation and amortization	7.25-7.35%	12
Acquisition-related retention	0.65%	1
Acquisition-related expenses	0.1%	0
Restructuring	1.2%	0-1
Capitalized internally developed software costs	(3.5)-(3.55)%	(5)
Non-GAAP	5.8-6.2%	$8-$11
______________
(1)    Operating income margin represents forecasted operating income as a percentage of forecasted revenue. Non-GAAP operating income margin represents forecasted non-GAAP operating income as a percentage of forecasted revenue.
For more information regarding the non-GAAP financial measures discussed in this communication, please see “Non-GAAP Financial Measures” above.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements, including, but not limited to, the statements in the section titled “Financial Outlook.” In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:
•the effect of macroeconomic developments, including but not limited to, inflationary pressures, the interest rate environment, tightening credit markets and general macroeconomic uncertainty on our business, results of operations, financial condition and stock price;
•our expectations regarding our future financial and operating performance, including total revenue, cost of revenue, operating income (loss), non-GAAP operating income (loss), adjusted EBITDA and MUUs;
•our ability to grow traffic and engagement on our platform;
•our expected returns on marketing investments and brand campaigns;
•our expectations about consumer demand for the products on our platform;
•our ability to convert users into registered users and improve repeat user rates;
•our ability to convert consumers into matches with financial services partners;
•our ability to grow within existing and new verticals;
•our ability to expand geographically;
•our ability to maintain and expand our relationships with our existing financial services partners and to identify new financial services partners;
•our ability to build efficient and scalable technical capabilities to deliver personalized guidance and nudge users;
•our ability to maintain and enhance our brand awareness and consumer trust;
•our ability to generate high quality, engaging consumer resources;
•our ability to adapt to the evolving financial interests of consumers;
•our ability to compete with existing and new competitors in existing and new market verticals;
•our ability to maintain the security and availability of our platform;
•our ability to maintain, protect and enhance our intellectual property;
•our ability to identify, attract and retain highly skilled, diverse personnel;
•our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business;
•the sufficiency of our cash, cash equivalents, and investments to meet our liquidity needs;
•our ability to effectively manage our growth and expand our infrastructure and maintain our corporate culture;
•our ability to successfully identify, manage, and integrate any existing and potential acquisitions;
•our ability to achieve expected synergies, accretive value and other benefits from completed acquisitions;
•our share repurchase plan, including expectations regarding the amount, timing and manner of repurchases made under the plan; and
•our ability to achieve expected benefits from our internal restructuring plan and workforce reduction, including expected cost savings and the expectations regarding the impact of such actions on our business, results of operations and future investment opportunities.
You should not rely on forward-looking statements as predictions or guarantees of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. These forward-looking statements are subject to risks, uncertainties and other factors that may cause actual results or outcomes to be materially different from any future results expressed or implied by these forward-looking statements, including those factors described in filings we make with the SEC from time to time.

The forward-looking statements made in this press release speak only as of the date hereof. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Investor Relations:
Caitlin MacNamee
ir@nerdwallet.com

Media Relations:
Sara Colvin
press@nerdwallet.com